Exhibit 99.1

Fortress Reports First Quarter 2013 Results and Announces Dividend of $0.06 per Share

New York, NY. May 2, 2013 – Fortress Investment Group LLC (NYSE: FIG) today reported its first quarter 2013 financial results.

FINANCIAL SUMMARY

•	Fortress declares a distribution of $0.06 per dividend paying share for the first quarter of 2013

•	Assets under management (“AUM”) of $55.6 billion as of March 31, 2013, an increase of 4% from the fourth quarter of 2012 and 20% from the first quarter of 2012

•	GAAP net income of $67 million for the first quarter of 2013; GAAP book value per share of $2.66 as of March 31, 2013

•

Pre-tax distributable earnings (“DE”) of $100 million, or $0.20 per dividend paying share, for the first quarter of 2013, compared to pre-tax DE of $57 million, or $0.11 per dividend paying share, for the first quarter of 2012

•	Net cash and investments of $2.95 per dividend paying share as of March 31, 2013, up from $2.48 per dividend paying share as of December 31, 2012

•	$731 million of gross embedded incentive income across our funds as of March 31, 2013, that has not been recognized in DE

•	Total uncalled capital, or “dry powder,” of $6.7 billion as of March 31, 2013, including approximately $5.3 billion available for general investment purposes

BUSINESS HIGHLIGHTS

•	Raised $1.7 billion of capital across alternatives businesses during the quarter

•	Recorded $1.2 billion of net client inflows for Logan Circle during the quarter

•	Delivered strong investment performance across all businesses:

¡	Net first quarter 2013 returns of 4.0% in the Drawbridge Special Opportunities Fund LP, 3.8% in the Fortress Macro Funds and 2.8% in the Fortress Asia Macro Funds

¡	Private Equity fund valuations increased 5.2% during the quarter

¡	Net annualized inception-to-date IRRs through March 31, 2013 for the Credit Opportunities Fund and Credit Opportunities Fund II of 26.7% and 19.0%, respectively

¡	All 15 Logan Circle strategies outperformed respective benchmarks in the first quarter and 14 of 15 strategies have outperformed respective benchmarks since inception

“Our first quarter results reflect continued broad-based strength across our company,” said Randal Nardone, interim Chief Executive Officer. “Investment performance, the most fundamental driver of our long-term success, has been strong in each of our businesses, and has supported our success in both deepening existing investor relationships and attracting new investors to Fortress strategies. Six consecutive quarters with over $1 billion in new commitments to our alternatives strategies and substantial net inflows at Logan Circle have propelled our assets under management to an all-time high of nearly $56 billion. With the key drivers of our business—investment performance, capital raising and AUM growth—showing continued momentum going into the second quarter, we feel optimistic about our prospects for earnings growth and value creation in 2013 and beyond.”

SUMMARY FINANCIAL RESULTS

Fortress’s business model is highly diversified, and management believes that this positions the company to capitalize on opportunities for investing, capital formation and harvesting profits that can occur at different points in any cycle for our individual businesses. Fortress’s business model generates stable and predictable management fees, which is a function of the majority of alternative assets under management residing in long-term investment structures. Fortress’s alternatives businesses also generate variable incentive income based on performance, and this incentive income can contribute meaningfully to financial results. Balance sheet investments represent a third component of Fortress’s business model, and the company has built substantial value in these investments, which are made in Fortress funds alongside the funds’ limited partners.

The table below summarizes Fortress’s operating results for the first quarter ended March 31, 2013. The consolidated GAAP statement of operations and balance sheet are presented at the end of this press release.

	1Q	4Q	1Q	% Change
	2013	2012	2012	QoQ	YoY
(in millions, except per share amount)
GAAP
Net income (loss)	$67	$222	$(24)	-70%	N/M
Net income (loss) attributable to Class A Shareholders	$14	$102	$(30)	-86%	N/M

Per diluted share	$0.05	$0.24	$(0.16)	-86%	N/M

Weighted average Class A shares outstanding, diluted	496	525	516

Distributable Earnings
Fund management DE	$97	$105	$56	-8%	73%
Pre-tax DE	$100	$107	$57	-7%	75%

Per dividend paying share/unit	$0.20	$0.20	$0.11	0%	82%

Weighted average dividend paying shares and units outstanding	490	530	533

Assets Under Management
Private Equity	$15,495	$14,271	$13,239	9%	17%
Credit	$12,661	$13,414	12,269	-6%	3%
Liquid Markets	$5,490	$5,060	4,840	8%	13%
Logan Circle	$21,937	$20,685	16,084	6%	36%

Total Assets Under Management	$55,583	$53,430	$46,432	4%	20%

CONSOLIDATED GAAP RESULTS

Fortress recorded GAAP net income of $67 million, or $0.05 per diluted share for the first quarter of 2013, compared with a GAAP net loss of $24 million, or $0.16 loss per diluted share, for the first quarter of 2012. Our diluted earnings per share for all periods presented includes the income tax effects to net income (loss) attributable to Class A Shareholders from the assumed conversion of Fortress Operating Group Units and fully vested Restricted Partnership Units to Class A shares.

The year-over-year improvement in Fortress’s GAAP results was primarily driven by higher GAAP management fees and GAAP incentive income, which resulted in a $73 million increase in GAAP revenues.

CONSOLIDATED SEGMENT RESULTS (NON-GAAP)

This section provides information about each of Fortress’s businesses: (i) Credit, (ii) Private Equity, (iii) Liquid Hedge Funds, and (iv) Logan Circle.

Fortress uses “distributable earnings,” or DE, as a primary metric to manage its businesses and gauge the company’s performance, and it uses DE exclusively to report segment results. Consolidated segment results are non-GAAP information and are not presented as a substitute for Fortress’s GAAP results. Fortress urges you to read “Non-GAAP Information” below.

	As of March 31, 2013
		Private Equity		Liquid Hedge Funds	Credit Funds		Logan Circle Partners
(in millions)	Total	Funds	Castles		Hedge Funds	PE Funds
Assets Under Management[1]	$55,583	$11,126	$4,369	$5,490	$5,620	$7,041	$21,937
Dry Powder	$6,721	$806	N/A	N/A	N/A	$5,915	N/A
Average Management Fee Rate[2]		1.2%	1.5%	1.8%	2.0%	1.4%	0.2%
Incentive Eligible NAV Above Incentive Income Threshold[3]	$16,398	$210	$—	$3,759	$4,652	$7,777	N/A
Undistributed Incentive Income: Unrecognized	$731	$10	$69	$7	$100	$545	N/A
Undistributed Incentive Income: Recognized	59	—	—	29	30	—	N/A

Undistributed Incentive Income[4]	$790	$10	$69	$36	$130	$545	N/A

	Three Months Ended March 31, 2013
		Private Equity		Liquid Hedge Funds	Credit Funds		Logan Circle Partners
(in millions)	Total	Funds	Castles		Hedge Funds	PE Funds
Third-Party Capital Raised	$1,727	$221	$764	$667	$75	$—	N/A

Segment Revenues
Management fees	$132	$33	$18	$23	$25	$25	$8
Incentive income	116	3	—	32	33	48	—

Total	248	36	18	55	58	73	8
Segment Expenses
Operating expenses	(89)	(13)	(7)	(18)	(15)	(27)	(9)
Profit sharing compensation expenses	(54)	(1)	—	(10)	(18)	(25)	—

Total	(143)	(14)	(7)	(28)	(33)	(52)	(9)

Principal Performance Payments	(8)	—	(1)	(2)	(4)	(1)	—

Fund Management DE	$97	$22	$10	$25	$21	$20	$(1)

Pre-tax Distributable Earnings	$100	$22	$10	$25	$21	$20	$(1)

Pre-tax DE was $100 million in the first quarter of 2013, up from $57 million in the first quarter of 2012. The year-over-year increase was primarily due to higher incentive income and management fees earned from our funds, partially offset by higher compensation related expenses.

Management fees were $132 million in the first quarter of 2013, up from $118 million in the first quarter of 2012, primarily due to higher management fees from the Private Equity Funds and Castles, Credit Private Equity Funds, Liquid Hedge Funds, and Logan Circle, partially offset by lower management fees from the Credit Hedge Funds. Notably, 84% of the alternative assets under management at quarter end were in funds with long-term, locked-up structures, which provides for a stable, predictable base of management fees.

[1]

The Assets Under Management presented for the Credit Hedge Funds includes $468 million related to the third-party originated Value Recovery Funds. Fortress earns fees from the Value Recovery Funds based only on collections.

[2]	The Average Management Fee Rate presented for the Credit Hedge Funds excludes the third-party originated Value Recovery Funds. See footnote (1) above.
[3]

The Incentive Eligible NAV Above Threshold presented for hedge funds excludes sidepocket investments. The Incentive Eligible NAV Above Threshold presented for Private Equity Funds and Credit Private Equity Funds represents total fund NAV.

[4]

The Undistributed Incentive Income presented includes the impact of sidepocket investments on hedge funds. Undistributed Incentive Income for Private Equity Funds, Credit Private Equity Funds and hedge fund sidepocket and redeeming capital account (RCA) investments has not been recognized in Distributable Earnings and will be recognized when realized; Undistributed Incentive Income for other hedge fund investments was recognized in Distributable Earnings when earned. Undistributed Incentive Income for Private Equity Funds includes incentive income amounts of which Fortress is entitled to approximately 50%. Undistributed Incentive Income for Private Equity Castles includes incentive income that would have been recorded in Distributable Earnings if Fortress had exercised all of its in-the-money Newcastle options and sold all of the resulting shares at their March 31, 2013 closing price.

Incentive income recorded in the first quarter of 2013 totaled $116 million, compared to $52 million recorded in the first quarter of 2012. This year-over-year increase was driven by higher incentive income generated by the Credit Private Equity Funds, Liquid Hedge Funds and Credit Hedge Funds. Additionally, Fortress had $731 million in gross undistributed, unrecognized incentive income based on investment valuations at March 31, 2013. This includes $662 million from our funds and $69 million from options in our permanent capital vehicles.

The Company’s segment revenues and distributable earnings will fluctuate materially depending upon the performance of its funds and the realization events within its private equity businesses, as well as other factors. Accordingly, the revenues and profits in any particular period should not be expected to be indicative of future results.

ASSETS UNDER MANAGEMENT

As of March 31, 2013, assets under management (“AUM”) totaled $55.6 billion, up 4% from $53.4 billion as of December 31, 2012 and up 20% from $46.4 billion as of March 31, 2012. During the first quarter of 2013, Fortress raised $1.5 billion of capital that was directly added to AUM, recorded $1.2 billion of net client inflows for Logan Circle, had a $0.8 billion increase in fund valuations, and had a $0.6 billion increase in invested capital. These increases to AUM were partially offset by (i) $1.1 billion of capital distributions to investors, (ii) $0.4 billion of Hedge Fund redemptions and (iii) $0.1 billion of payments to Credit Hedge Fund investors from redeeming capital accounts. As of March 31, 2013, the Credit PE Funds and Private Equity Funds had approximately $5.9 billion and $0.8 billion of uncalled capital, respectively, that will become assets under management if deployed/called. Uncalled capital in our Credit PE Funds includes $1.3 billion that is only available for follow-on investments, management fees and other fund expenses.

BUSINESS SEGMENT RESULTS

Below is a discussion of first quarter 2013 segment results and business highlights.

Credit:

•	Drawbridge Special Opportunities Fund LP and Drawbridge Special Opportunities Fund Ltd generated first quarter 2013 net returns of 4.0% and 3.4%, respectively

•	Credit Opportunities Fund and Credit Opportunities Fund II recorded net annualized inception-to-date IRRs of 26.7% and 19.0%, respectively, through March 31, 2013

•	Credit Private Equity Funds invested $0.5 billion of capital during the quarter and distributed $1.0 billion of capital back to limited partners

(See supplemental data on pages 17-18 for more detail on Credit results)

The Credit business, which includes our Credit Hedge Funds and Credit Private Equity Funds, generated pre-tax DE of $41 million in the first quarter of 2013, up from $26 million in the first quarter of 2012. The year-over-year improvement in DE was primarily driven by $81 million of incentive income recorded during the first quarter, comprising $48 million from private-equity style funds and $33 million from hedge funds.

The Drawbridge Special Opportunities Funds, our flagship Credit Hedge Funds, continued to deliver strong investment performance in the first quarter. The onshore fund recorded a net return of 4.0% in the first quarter and net annualized inception-to-date returns of 11.2% through March 31, 2013. Positive investment returns have contributed to an increase in unrealized, undistributed incentive income to $100 million from $65 million at March 31, 2012. At quarter end, the Credit Hedge Funds had $4.7 billion of incentive eligible NAV above performance thresholds and eligible to generate additional incentive income.

Fortress’s Credit Private Equity Funds distributed $1.0 billion of capital to investors during the quarter, compared to $0.4 billion of capital distributions in the fourth quarter of 2012. Continued positive investment returns in the quarter contributed to an increase in unrealized, undistributed incentive income. The Credit Opportunities Fund and Credit Opportunities Fund II had net annualized inception-to-date IRRs of 26.7% and 19.0%, respectively, through March 31, 2013. Unrealized, undistributed incentive income increased $36 million, or 7%, to $545 million in the first quarter of 2013 and has increased $261 million, or 92%, since the first quarter of 2012.

The Credit Private Equity Funds deployed $0.4 billion of dry powder for investments during the quarter. Total Credit Private Equity dry powder—capital committed to the funds but not invested and generating management fees—was $5.9 billion as of quarter end. Of that total, $1.3 billion is only available for follow-on investments, management fees and other fund expenses.

“Most importantly, we continued to build on a record of strong returns for investors across our Credit private equity and hedge fund strategies,” said Pete Briger, Fortress co-Chairman and Credit business co-CIO. “We believe our portfolios have assets that were underwritten in a disciplined way, and we remain focused on managing those assets actively and effectively to maximize returns for our investors. Looking at the environment for new investments, we continue to believe that risk is underpriced in the market today. Our global sourcing capabilities should continue to provide access to idiosyncratic opportunities with the potential to meet our targeted returns, but we see few if any thematically interesting opportunities. In this environment, we believe the disciplined, patient and opportunistic approach that has always defined our investment process will serve us well.”

Private Equity:

•	Fund portfolio investment valuations increased 5.2% in the first quarter of 2013

•	Raised $1.0 billion of alternative and permanent equity capital during the quarter

•	Newcastle announced plans to spin off all of its investments in mortgage servicing rights (“MSRs”) and other residential assets into a new publicly traded residential-focused mortgage REIT

•	Subsequent to quarter end, launched marketing efforts for two new sector-focused funds

(See supplemental data on page 16 for more detail on Private Equity results)

The Private Equity business, which includes Private Equity Funds and Castles, had pre-tax DE of $32 million in the first quarter of 2013, up slightly from $29 million in the first quarter of 2012. The increase in DE was primarily attributable to higher management fees, partially offset by lower incentive income.

Private Equity Fund investment performance in the first quarter was strong, with valuations in underlying investments increasing by 5.2%. Valuation appreciation in the quarter was driven by certain of our publicly traded portfolio companies, including a 19% gain for Nationstar (NYSE: NSM), a 10% gain for

Brookdale (NYSE: BKD), an 8% gain for Penn National Gaming (NYSE: PENN) and a 5% gain for GAGFAH (Xetra: GFJ). At quarter end, all of our main PE funds were valued essentially at or above cost and in aggregate were valued at a multiple of 1.4x invested capital.

The Private Equity business raised $1.0 billion of capital during the quarter, including $764 million of permanent equity capital for Newcastle and $221 million for WWTAI. Subsequent to quarter end, we launched marketing efforts for a second MSR fund and a second infrastructure-focused fund.

During the quarter, Newcastle (NYSE: NCT) announced plans to spin off all of its investments in MSRs and certain other residential assets into a new publicly traded real estate investment trust, New Residential Investment Corp. (“New Residential”). New Residential will be externally managed by an affiliate of Fortress with terms that are substantially similar to the terms of Newcastle’s existing management agreement with Fortress. New Residential will primarily target opportunistic investments in excess MSRs, non-agency RMBS, non-performing loans and other real estate related assets. Newcastle will remain focused on harvesting its existing commercial real estate investments, while investing opportunistically in senior housing and other real estate debt. Fortress believes the separation of Newcastle’s residential and commercial businesses will create greater transparency and unlock shareholder value for each standalone company. The spin-off has been approved by Newcastle’s Board of Directors and is expected to be completed with the distribution of shares of common stock of New Residential (NYSE: NRZ) on or about May 15, 2013.

Subsequent to quarter end, Eurocastle (Euronext Amsterdam: ECT) announced a recapitalization plan and the conversion of its outstanding convertible debt. As part of the recapitalization, Fortress and Eurocastle entered into an amended management agreement that reduced the AUM used to compute Eurocastle’s management fees from €1.5 billion to €0.3 billion as of April 1, 2013. The agreement also reduced the earnings thresholds required for Fortress to earn incentive income from Eurocastle. In addition to simplifying the company’s capital structure, these measures were taken by Eurocastle to reduce ongoing operating costs, thus freeing up additional capital for new investment opportunities.

“Fortress Private Equity has had an outstanding start to 2013, marked by continued and substantial valuation gains in our existing funds and meaningful strategic progress,” said Wes Edens, Fortress co-Chairman and Private Equity CIO. “With gains of over 5% in the first quarter, our fund values reached an all-time high of over $16 billion, and we believe the quality of our portfolio companies points to significant potential for further upside. We have also continued to build out a robust business for the future, with a group of sector-specific funds and permanent equity vehicles focused on some of the most compelling investment opportunities we see taking shape in the coming years. We believe the spin-off of New Residential REIT, the introduction of new sector funds, and the recapitalization of Eurocastle represent significant new opportunities for investors and new avenues of growth for our business.”

Liquid Hedge Funds:

•	Fortress Macro Fund had a net return of 3.8% for the first quarter of 2013 and 9.1% year-to-date through April 26, 2013

•	Fortress Asia Macro Fund had a net return of 2.8% for the first quarter of 2013 and 7.0% year-to-date through April 26, 2013

•	Raised approximately $0.7 billion in new third-party capital during the quarter

(See supplemental data on page 19 for more detail on Liquid Hedge Funds results)

The Liquid Hedge Funds generated pre-tax DE of $25 million in the first quarter of 2013. Pre-tax DE was up $21 million from the first quarter of 2012, primarily due to a substantial increase in incentive income.

Net returns for the first quarter of 2013 for the Fortress Macro Funds, Fortress Asia Macro Funds, Fortress Partners Funds and Fortress Convex Asia Funds were 3.8%, 2.8%, 2.2% and (0.9)%, respectively. Net returns year-to-date through April 26, 2013 for the Fortress Macro Funds, Fortress Asia Macro Funds and Fortress Convex Asia Funds were 9.1%, 7.0% and (1.2)%, respectively.

The Liquid Hedge Funds generated $32 million of incentive income during the quarter as nearly all main Fortress Macro Fund and Fortress Asia Macro Fund capital were above high water marks and thus eligible to generate incentive income. In aggregate, approximately $3.8 billion of Liquid Hedge Fund capital was above respective high water marks at quarter end, a $2.8 billion increase from the end of the first quarter of 2012.

Liquid Hedge Funds ended the quarter with $5.5 billion of AUM, up 8% from the previous quarter primarily due to $667 million of capital raised and $169 million of appreciation, partially offset by $341 million of redemptions. As of March 31, 2013, there were $197 million Liquid Hedge Fund redemption notices outstanding, of which $156 million will be paid primarily within one quarter and $41 million will be paid in the first quarter of 2014 and thereafter.

Subsequent to quarter end, the Liquid Hedge Funds raised over $400 million of additional capital through May 1, which will be added to AUM in the second quarter of 2013.

“In both our Fortress Macro Fund and Fortress Asia Macro Fund, we have built on strong full year performance in 2012 with a truly exceptional start to 2013,” said Mike Novogratz, Fortress Principal and co-CIO of Fortress Macro Funds. “Through April 26th, net returns of over 9% in Macro and nearly 7% in Asia Macro place us at the very top of our industry, and we see a similarly constructive macro investing environment looking further into the year. With investment performance supporting a substantial increase in new subscriptions, and AUM over high water marks increasing from approximately $1 billion one year ago to $4 billion today, we are optimistic about prospects for a strong year of business results.”

Logan Circle:

•	All 15 Logan Circle investment strategies outperformed their respective benchmarks in the first quarter of 2013, and 14 of 15 strategies outperformed respective benchmarks since inception

•	Total traditional asset management AUM rose to $21.9 billion as of quarter end, an increase of 36% from the first quarter of 2012

•	Net client inflows totaled $1.2 billion in the first quarter of 2013

•	Subsequent to quarter end, launched a new growth equities investment business

(See supplemental data on page 20 for more detail on Logan Circle results)

Logan Circle, our traditional asset management business, recorded a pre-tax DE loss of $1 million in the first quarter of 2013, compared to a pre-tax DE loss of $3 million in the first quarter of 2012. The year-over-year improvement is primarily due to an increase in management fees driven by a $5.9 billion increase in assets under management.

Logan Circle’s strategies continued to deliver strong investment performance, with all of Logan Circle’s 15 strategies outperforming their respective benchmarks for the first quarter of 2013. 14 of 15 Logan Circle strategies have outperformed their respective benchmarks since inception and seven are ranked in the top quartile of performance for their competitor universe.

Logan Circle had $21.9 billion in AUM at the end of the quarter, a 6% increase compared to the previous quarter and a 36% increase compared to the first quarter of 2012. The quarter-over-quarter increase in AUM was driven by net client inflows of $1.2 billion and performance appreciation of $0.1 billion. Over the past five quarters Logan Circle has averaged quarterly net client inflows of $1.4 billion.

In April 2013, Logan Circle launched a new growth equities investment business that will focus on investing and managing concentrated portfolios of publicly traded U.S. equities for institutional clients.

“Continuing to build on our record of strong investment performance is our overriding objective, and one that we clearly achieved in the first quarter, with all 15 Logan Circle strategies outperforming benchmarks,” said Jude Driscoll, Logan Circle Partners Chief Executive Officer. “Capital formation in the quarter was solid, with $1.2 billion of net inflows from a diverse and growing institutional investor base. Our AUM has increased by over 90% since joining Fortress in 2010 and we believe prospects for further growth in our core fixed income strategies are substantial. With David Shell joining our team to build out an institutional growth equities business, we took a meaningful step to expand and diversify a strong and highly scalable Logan Circle platform into a broader traditional asset management business. We are pleased to bring our clients a best-in-class institutional equity offering, and we remain confident that our growing traditional asset management business will become a meaningful financial contributor to Fortress’s performance over time.”

Principal Investments:

The Principal Investments segment, which is comprised of Fortress’s investments in its own funds, generated pre-tax DE of $3 million in the first quarter of 2013, compared to pre-tax DE of $1 million in the first quarter of 2012. This year-over-year improvement is largely a result of distributions from the Credit Private Equity Funds and a decline in interest expense.

As of March 31, 2013, Principal Investments had segment assets (excluding cash and cash equivalents) totaling $1.3 billion, up 5% from December 31, 2012. As of March 31, 2013, Fortress had a total of $164 million of outstanding commitments to its funds.

In addition, as of March 31, 2013, the net asset value of Fortress’s Principal Investments exceeded its segment cost basis by $508 million, representing net unrealized gains that have not yet been recognized for segment reporting purposes.

LIQUIDITY & CAPITAL

As of March 31, 2013, Fortress had cash and cash equivalents of $246 million and outstanding debt obligations of $109 million. Total debt was down $40 million from year end due to scheduled note payments to a former Principal related to the exchange of his equity interests in Fortress in December 2012. The note will be fully paid by February 2014.

In February 2013, Fortress terminated its existing $60 million revolving credit facility and entered into a new $150 million facility with a $15 million letter of credit subfacility.

DIVIDEND

Fortress’s Board of Directors declared a first quarter 2013 dividend of $0.06 per dividend paying share. The dividend is payable on May 17, 2013 to Class A shareholders of record as of the close of business on May 14, 2013.

The declaration and payment of any distributions are at the sole discretion of the Board of Directors, which may decide to change its distribution policy at any time. Please see below for information on the U.S. federal income tax implications of the dividend.

NON-GAAP INFORMATION

Distributable earnings, or DE, is a primary metric used by management to measure Fortress’s operating performance. Consistent with GAAP, DE is the sole measure that management uses to manage, and thus report on, Fortress’s segments, namely: Private Equity, Castles, Credit Hedge Funds, Credit Private Equity Funds, Liquid Hedge Funds, Logan Circle and Principal Investments. DE differs from GAAP net income in a number of material ways. For a detailed description of the calculation of DE, see note 11 to the financial statements included in the Company’s most recent annual report on Form 10-K, or note 10 to the financial statements included in the Company’s most recent quarterly report on Form 10-Q.

Fortress aggregates its segment results to report consolidated segment results, as shown in the table under “Summary Financial Results” and in the “Total” column of the table under “Consolidated Segment Results (Non-GAAP).” The consolidated segment results are non-GAAP financial information. Management believes that consolidated segment results provide a meaningful basis for comparison among present and future periods. However, consolidated segment results should not be considered a substitute for Fortress’s consolidated GAAP results. The exhibits to this release contain reconciliations of the components of Fortress’s consolidated segment results to the comparable GAAP measures, and Fortress urges you to review these exhibits.

CONFERENCE CALL

Management will host a conference call today, Thursday, May 2, 2013 at 10:00 A.M. Eastern Time. A copy of the earnings release is posted to the Investor Relations section of Fortress’s website, www.fortress.com.

All interested parties are welcome to participate on the live call. The conference call may be accessed by dialing 1-888-243-2046 (from within the U.S.) or 1-706-679-1533 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference “Fortress First Quarter Earnings Call.”

A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.fortress.com. Please allow extra time prior to the call to visit the site and download the necessary software required to listen to the internet broadcast.

A telephonic replay of the conference call will also be available until 11:59 P.M. Eastern Time on Friday, May 9, 2013 by dialing 1-855-859-2056 (from within the U.S.) or 1-404-537-3406 (from outside of the U.S.); please reference access code “98939994.”

INVESTOR & MEDIA RELATIONS CONTACT

Gordon E. Runté

Fortress Investment Group

+1-212-798-6082

grunte@fortress.com

ABOUT FORTRESS

Fortress Investment Group LLC (NYSE: FIG) is a leading, highly diversified global investment management firm with $55.6 billion in assets under management as of March 31, 2013. Fortress applies its deep experience and specialized expertise across a range of investment strategies—private equity, credit, liquid hedge funds and traditional asset management—on behalf of over 1,500 institutional clients and private investors worldwide. For more information regarding Fortress Investment Group LLC or to be added to its e-mail distribution list, please visit www.fortress.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding Fortress’s sources of management fees, incentive income and investment income (loss), estimated fund performance and the amount and source of expected capital commitments. These statements are not historical facts, but instead represent only the Company’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. It is possible that the sources and amounts of management fees, incentive income and investment income, the amount and source of expected capital commitments for any new fund or redemption amounts may differ, possibly materially, from these forward-looking statements, and any such differences could cause the Company’s actual results to differ materially from the results expressed or implied by these forward-looking statements. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Quarterly Report on Form 10-Q, which is, or will be, available on the Company’s website (www.fortress.com). In addition, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. The Company can give no assurance that the expectations of any forward-looking statement will be obtained. Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.

U.S. FEDERAL INCOME TAX IMPLICATIONS OF DIVIDEND

For U.S. federal income tax purposes, the dividend declared in May 2013 will be treated as a partnership distribution. Based on the best information currently available, when calculating withholding taxes, 2.75 cents of the per share distribution will be treated as U.S. source interest income. Accordingly, for non-U.S. holders of Class A shares, unless an exception to withholding tax applies, the distribution will be subject to a U.S. federal withholding tax of 0.825 cents per share. Non-U.S. holders of Class A shares are generally subject to U.S. federal withholding tax at a rate of 30% (subject to reduction by applicable treaty or other exception) on certain types of U.S. source income realized by the Company. With respect to interest, however, no withholding is generally required if proper certification (on an IRS Form W-8) of a beneficial owner’s foreign status has been filed with the withholding agent. In addition, non-U.S. holders must generally provide the withholding agent with a properly completed IRS Form W-8 to obtain any reduction in withholding.

Fortress Investment Group LLC

Consolidated Statements of Operations (Unaudited)

(dollars in thousands, except share data)

	Three Months Ended March 31,
	2013	2012
Revenues
Management fees: affiliates	$143,602	$106,295
Management fees: non-affiliates	14,815	11,389
Incentive income: affiliates	31,357	8,802
Incentive income: non-affiliates	1,429	307
Expense reimbursements primarily from affiliates	50,568	43,602
Other revenues	2,584	1,263

	244,355	171,658

Expenses
Interest expense	2,295	4,367
Compensation and benefits	181,079	183,379
General, administrative and other	33,998	29,666
Depreciation and amortization (including impairment)	3,239	3,478

	220,611	220,890

Other Income (Loss)
Gains (losses)	41,275	24,622
Tax receivable agreement liability adjustment	(7,739)	(6,935)
Earnings (losses) from equity method investees	36,302	35,240

	69,838	52,927

Income (Loss) Before Income Taxes	93,582	3,695
Income tax benefit (expense)	(26,276)	(27,842)

Net Income (Loss)	$67,306	$(24,147)

Principals’ and Others’ Interests in Income (Loss) of Consolidated Subsidiaries	$52,977	$5,393

Net Income (Loss) Attributable to Class A Shareholders	$14,329	$(29,540)

Dividends Declared Per Class A Share	$0.06	$0.05

Earnings (Loss) Per Class A Share
Net income (loss) per Class A share, basic	$0.06	$(0.15)

Net income (loss) per Class A share, diluted	$0.05	$(0.16)

Weighted average number of Class A shares outstanding, basic	227,287,102	200,009,820

Weighted average number of Class A shares outstanding, diluted	496,294,600	515,803,383

Fortress Investment Group LLC

Consolidated Balance Sheets

(dollars in thousands)

	March 31, 2013 (Unaudited)
		December 31, 2012
Assets
Cash and cash equivalents	$245,957	$104,242
Due from affiliates	144,122	280,557
Investments	1,314,271	1,249,761
Deferred tax asset	386,788	402,135
Other assets	119,651	124,798

	$2,210,789	$2,161,493

Liabilities and Equity

Liabilities
Accrued compensation and benefits	$134,858	$146,911
Due to affiliates	319,574	357,407
Deferred incentive income	251,827	231,846
Debt obligations payable	109,453	149,453
Other liabilities	100,023	59,226

	915,735	944,843

Commitments and Contingencies

Equity
Class A shares, no par value, 1,000,000,000 shares authorized, 236,681,342 and 218,286,342 shares issued and outstanding at March 31, 2013 and December 31, 2012, respectively	—	—
Class B shares, no par value, 750,000,000 shares authorized, 249,534,372 and 249,534,372 shares issued and outstanding at March 31, 2013 and December 31, 2012, respectively	—	—
Paid-in capital	2,138,810	2,119,102
Retained earnings (accumulated deficit)	(1,472,249)	(1,486,578)
Treasury Shares (2,082,684 Class A shares held by subsidiary at December 31, 2012)	—	(3,419)
Accumulated other comprehensive income (loss)	(1,993)	(2,634)

Total Fortress shareholders’ equity	664,568	626,471
Principals’ and others’ interests in equity of consolidated subsidiaries	630,486	590,179

Total Equity	1,295,054	1,216,650

	$2,210,789	$2,161,493

Fortress Investment Group LLC

Exhibit 1

Supplemental Data for the Three Months Ended March 31, 2013 and 2012

	Three Months Ended March 31, 2013
		Private Equity		Liquid Hedge Funds	Credit Funds		Logan Circle	Principal Investments
(in millions)	Total	Funds	Castles		Hedge Funds	PE Funds
Assets Under Management
AUM—January 1, 2013	$53,430	$10,611	$3,660	$5,060	$5,665	$7,749	$20,685	$—
Capital raised	742	—	—	667	75	—	—	—
Equity raised	764	—	764	—	—	—	—	—
Increase in invested capital	560	170	—	—	—	390	—	—
Redemptions	(387)	—	—	(341)	(46)	—	—	—
RCA distributions[5]	(139)	—	—	—	(139)	—	—	—
Return of capital distributions	(1,137)	(173)	—	—	—	(964)	—	—
Adjustment for reset date	—	—	—	—	—	—	—	—
Crystallized incentive income	(188)	—	—	(65)	(123)	—	—	—
Equity buyback	—	—	—	—	—	—	—	—
Net Client Flows	1,153	—	—	—	—	—	1,153	—
Income (loss) and foreign exchange	785	518	(55)	169	188	(134)	99	—

AUM—Ending Balance	55,583	11,126	4,369	5,490	5,620	7,041	21,937	—

Third-Party Capital Raised	$1,727	$221	$764	$667	$75	$—	$—	$—

Segment Revenues
Management fee	$132	$33	$18	$23	$25	$25	$8	$—
Incentive income	116	3	—	32	33	48	—	—

Total	248	36	18	55	58	73	8	—

Segment Expenses
Operating expenses	$(89)	$(13)	$(7)	$(18)	$(15)	$(27)	$(9)	$—
Profit sharing compensation expenses	(54)	(1)	—	(10)	(18)	(25)	—	—

Total	(143)	(14)	(7)	(28)	(33)	(52)	(9)	—

Fund Management DE	105	22	11	27	25	21	(1)	—

Principal Performance Payments	(8)	—	(1)	(2)	(4)	(1)	—	—

Fund Management DE (after Principals Comp)	97	22	10	25	21	20	(1)	—

Investment Income	5							5
Interest Expense	(2)							(2)

Pre-tax Distributable Earnings	$100	$22	$10	$25	$21	$20	$(1)	$3

Pre-tax Distributable Earnings per Dividend Paying Share	$0.20

	Three Months Ended March 31, 2012
		Private Equity		Liquid Hedge Funds	Credit Funds		Logan Circle	Principal Investments
(in millions)	Total	Funds	Castles		Hedge Funds	PE Funds
Assets Under Management
AUM—January 1, 2012	$43,713	$9,285	$3,181	$5,515	$5,976	$6,232	$13,524	$—
Capital raised	259	—	—	99	67	93	—	—
Equity raised	—	—	—	—	—	—	—	—
Increase in invested capital	416	4	—	—	20	392	—	—
Redemptions	(997)	—	—	(997)	—	—	—	—
RCA distributions[5]	(212)	—	—	—	(212)	—	—	—
Return of capital distributions	(400)	(3)	—	—	(15)	(382)	—	—
Adjustment for reset date	—	—	—	—	—	—	—	—
Crystallized incentive income	(71)	—	—	(1)	(70)	—	—	—
Equity buyback	—	—	—	—	—	—	—	—
Net Client Flows	2,296	40	—	—	—	—	2,256	—
Income (loss) and foreign exchange	1,428	703	29	224	245	(77)	304	—

AUM—Ending Balance	46,432	10,029	3,210	4,840	6,011	6,258	16,084	—

Third-Party Capital Raised	$2,914	$29	$—	$99	$67	$2,719	$—	$—

Segment Revenues
Management fee	$118	$30	$14	$20	$26	$22	$6	$—
Incentive income	52	5	—	6	30	11	—	—

Total	170	35	14	26	56	33	6	—

Segment Expenses
Operating expenses	$(82)	$(11)	$(7)	$(17)	$(16)	$(22)	$(9)	$—
Profit sharing compensation expenses	(28)	(2)	—	(4)	(14)	(8)	—	—

Total	(110)	(13)	(7)	(21)	(30)	(30)	(9)	—

Fund Management DE	60	22	7	5	26	3	(3)	—

Principal Performance Payments	(4)	—	—	(1)	(3)	—	—	—

Fund Management DE (after Principals Comp)	56	22	7	4	23	3	(3)	—

Investment Income	5							5
Interest Expense	(4)							(4)

Pre-tax Distributable Earnings	$57	$22	$7	$4	$23	$3	$(3)	$1

Pre-tax Distributable Earnings per Dividend Paying Share	$0.11

5 Represents distributions from (i) assets held by redeeming capital accounts in the Drawbridge Special Opportunities Funds, and (ii) the Value Recovery Funds.

Fortress Investment Group LLC

Exhibit 2-a

Assets Under Management and Fund Management DE

(dollars in millions)

	Three Months Ended					Three Months Ended March 31, 2013
	March 31, 2012	June 30, 2012	September 30, 2012	December 31, 2012	Full Year 2012
Fortress

Assets Under Management
Private Equity & Castles	$13,239	$13,826	$14,718	$14,271	$14,271	$15,495
Liquid Hedge Funds	4,840	4,398	4,378	5,060	5,060	5,490
Credit Hedge Funds	6,011	5,859	5,663	5,665	5,665	5,620
Credit Private Equity Funds	6,258	5,593	6,090	7,749	7,749	7,041
Logan Circle	16,084	18,112	20,626	20,685	20,685	21,937

AUM—Ending Balance	$46,432	$47,788	$51,475	$53,430	$53,430	$55,583

Third-Party Capital Raised	$2,914	$1,103	$1,183	$1,485	$6,685	$1,727

Segment Revenues
Management fees	$118	$114	$116	$131	$479	$132
Incentive income	52	47	65	114	278	116

Total	170	161	181	245	757	248

Segment Expenses
Operating expenses	(82)	(81)	(82)	(91)	(336)	(89)
Profit sharing compensation expenses	(28)	(24)	(31)	(42)	(125)	(54)
Unallocated expenses	—	—	—	1	1	—

Total	(110)	(105)	(113)	(132)	(460)	(143)

Fund Management DE (before Principal Performance Payments)	60	56	68	113	297	105

Principal Performance Payments	(4)	(3)	(5)	(8)	(20)	(8)

Fund Management DE	$56	$53	$63	$105	$277	$97

Fortress Investment Group LLC

Exhibit 2-b

Assets Under Management and Fund Management DE

(dollars in millions)

	Three Months Ended				Full Year 2012	Three Months Ended March 31, 2013
	March 31, 2012	June 30, 2012	September 30, 2012	December 31, 2012
Private Equity Funds & Castles

Assets Under Management
Private Equity Funds	$10,029	$10,436	$11,113	$10,611	$10,611	$11,126
Castles	3,210	3,390	3,605	3,660	3,660	4,369

AUM—Ending Balance	$13,239	$13,826	$14,718	$14,271	$14,271	$15,495

Third-Party Capital Raised	$29	$267	$768	$77	$1,141	$985

Segment Revenues
Management fees	$44	$42	$45	$45	$176	$51
Incentive income	5	3	1	2	11	3

Total	49	45	46	47	187	54

Segment Expenses
Operating expenses	(18)	(17)	(17)	(15)	(67)	(20)
Profit sharing compensation expenses	(2)	(1)	—	(1)	(4)	(1)

Total	(20)	(18)	(17)	(16)	(71)	(21)

Fund Management DE (before Principal Performance Payments)	29	27	29	31	116	33

Principal Performance Payments	—	—	(1)	—	(1)	(1)

Fund Management DE	$29	$27	$28	$31	$115	$32

Fortress Investment Group LLC

Exhibit 2-c

Assets Under Management and Fund Management DE

(dollars in millions)

	Three Months Ended				Full Year 2012	Three Months Ended March 31, 2013
	March 31, 2012	June 30, 2012	September 30, 2012	December 31, 2012
Credit Hedge Funds

Assets Under Management
Drawbridge Special Opportunities Funds[6]	$5,209	$5,168	$5,152	$5,169	$5,169	$5,152
Value Recovery Funds[7]	802	691	511	496	496	468

AUM—Ending Balance	$6,011	$5,859	$5,663	$5,665	$5,665	$5,620

Third-Party Capital Raised	$67	$49	$100	$31	$247	$75

Segment Revenues
Management fees	$26	$26	$24	$25	$101	$25
Incentive income	30	26	36	38	130	33

Total	56	52	60	63	231	58

Segment Expenses
Operating expenses	(16)	(16)	(15)	(16)	(63)	(15)
Profit sharing compensation expenses	(14)	(12)	(19)	(18)	(63)	(18)

Total	(30)	(28)	(34)	(34)	(126)	(33)

Fund Management DE (before Principal Performance Payments)	26	24	26	29	105	25

Principal Performance Payments	(3)	(3)	(3)	(4)	(13)	(4)

Fund Management DE	$23	$21	$23	$25	$92	$21

Net Returns[8]
Drawbridge Special Opportunities Fund LP	4.2%	3.3%	5.1%	4.2%	17.9%	4.0%
Drawbridge Special Opportunities Fund Ltd	4.8%	3.0%	4.0%	3.9%	16.6%	3.4%

[6]	Combined AUM for Drawbridge Special Opportunities Fund LP, Drawbridge Special Opportunities Fund Ltd, Drawbridge Special Opportunities Fund managed accounts, Worden Fund LP and Worden Fund II LP.
[7]

Fortress will receive management fees from these funds equal to 1% of cash receipts and may receive limited incentive income if aggregate realizations exceed an agreed threshold. Prior to October 1, 2012, Fortress also earned 1% per annum of AUM of certain managed assets.

[8]

The performance data contained herein reflects returns for a “new issue eligible,” single investor class as of the close of business on the last day of the relevant period. Net returns reflect performance data after taking into account management fees borne by the Fund and incentive allocations. Specific performance may vary based on, among other things, whether fund investors are invested in one or more special investments. The returns for the Drawbridge Special Opportunities Funds reflect the performance of each fund excluding the performance of the redeeming capital accounts which relate to December 31, 2008, December 31, 2009, December 31, 2010, December 31, 2011 and December 31, 2012 redemptions.

Fortress Investment Group LLC

Exhibit 2-d

Assets Under Management and Fund Management DE

(dollars in millions)

	Three Months Ended				Full Year 2012	Three Months Ended March 31, 2013
	March 31, 2012	June 30, 2012	September 30, 2012	December 31, 2012
Credit Private Equity Funds

Assets Under Management
Long Dated Value Funds[9]	$564	$555	$555	$483	$483	$459
Real Assets Funds	102	92	97	88	88	90
Fortress Credit Opportunities Funds[10]	4,610	4,246	4,611	5,033	5,033	4,479
Japan Opportunity Funds[11]	982	700	827	2,145	2,145	2,013

AUM—Ending Balance	$6,258	$5,593	$6,090	$7,749	$7,749	$7,041

Third-Party Capital Raised	$2,719	$606	$148	$831	$4,304	$—

Segment Revenues
Management fees	$22	$21	$21	$34	$98	$25
Incentive income	11	14	17	27	69	48

Total	33	35	38	61	167	73

Segment Expenses
Operating expenses	(22)	(23)	(24)	(26)	(95)	(27)
Profit sharing compensation expenses	(8)	(8)	(8)	(13)	(37)	(25)

Total	(30)	(31)	(32)	(39)	(132)	(52)

Fund Management DE (before Principal Performance Payments)	3	4	6	22	35	21

Principal Performance Payments	—	—	—	(1)	(1)	(1)

Fund Management DE	$3	$4	$6	$21	$34	$20

[9]	Combined AUM for Long Dated Value Fund I, Long Dated Value Fund II, Long Dated Value Fund III and LDVF Patent Fund.
[10]

Combined AUM for Credit Opportunities Fund, Credit Opportunities Fund II, Credit Opportunities Fund III, FCO Managed Accounts, Net Lease Fund I, Global Opportunities Fund, Life Settlements Fund, Life Settlements Fund MA, SIP managed account, Real Estate Opportunities Fund and Real Estate Opportunities REOC Fund.

[11]	Combined AUM for Japan Opportunity Fund, Japan Opportunity Fund II (Dollar) and Japan Opportunity Fund II (Yen).

Fortress Investment Group LLC

Exhibit 2-e

Assets Under Management and Fund Management DE

(dollars in millions)

	Three Months Ended				Full Year 2012	Three Months Ended March 31, 2013
	March 31, 2012	June 30, 2012	September 30, 2012	December 31, 2012
Liquid Hedge Funds

Assets Under Management
Fortress Macro Funds[12]	$2,429	$2,417	$2,250	$2,746	$2,746	$3,055
Fortress Convex Asia Funds[13]	—	26	25	50	50	75
Drawbridge Global Macro Funds[14]	398	410	417	356	356	342
Fortress Commodities Funds[15]	473	—	—	—	—	—
Fortress Asia Macro Funds[16]	211	235	316	511	511	792
Fortress Partners Funds[17]	1,329	1,310	1,370	1,397	1,397	1,226

AUM—Ending Balance	$4,840	$4,398	$4,378	$5,060	$5,060	$5,490

Third-Party Capital Raised	$99	$181	$167	$546	$993	$667

Segment Revenues
Management fees	$20	$19	$19	$19	$77	$23
Incentive income	6	4	11	47	68	32

Total	26	23	30	66	145	55

Segment Expenses
Operating expenses	(17)	(17)	(17)	(23)	(74)	(18)
Profit sharing compensation expenses	(4)	(3)	(4)	(10)	(21)	(10)

Total	(21)	(20)	(21)	(33)	(95)	(28)

Fund Management DE (before Principal Performance Payments)	5	3	9	33	50	27

Principal Performance Payments	(1)	—	(1)	(3)	(5)	(2)

Fund Management DE	$4	$3	$8	$30	$45	$25

Net Returns[18]
Fortress Macro Fund Ltd	6.2%	1.7%	2.9%	6.0%	17.8%	3.8%
Drawbridge Global Macro Fund Ltd	5.8%	1.4%	2.8%	5.9%	16.9%	3.6%
Fortress Commodities Fund L.P.	-8.7%	-4.1%	N/A	N/A	-12.5%	N/A
Fortress Asia Macro Fund Ltd	5.8%	0.9%	3.6%	9.5%	21.2%	2.8%
Fortress Convex Asia Fund Ltd[19]	N/A	-0.7%	-2.5%	-1.9%	-5.0%	-0.9%
Fortress Partners Fund LP20	3.1%	-1.3%	5.1%	1.0%	8.0%	2.2%
Fortress Partners Offshore Fund L.P.[20]	2.4%	-0.3%	5.7%	-0.2%	7.7%	3.1%

[12]	Combined AUM for Fortress Macro Onshore Fund LP, Fortress Macro Fund Ltd, Fortress Macro MA1 and Fortress Macro managed accounts.
[13]	Combined AUM for Fortress Convex Asia Fund LP and Fortress Convex Asia Fund Ltd.
[14]	Combined AUM for Drawbridge Global Macro Fund LP and Drawbridge Global Macro Intermediate Fund LP.
[15]

Combined AUM for Fortress Commodities Fund LP, Fortress Commodities Fund Ltd, Fortress Commodities MA1 LP and Fortress Commodities managed accounts. The Fortress Commodities Funds were closed in May 2012.

[16]	Combined AUM for Fortress Asia Macro Fund Ltd, Fortress Asia Macro Fund LP and Fortress Asia Macro managed accounts.
[17]	Combined AUM for Fortress Partners Fund LP and Fortress Partners Offshore Fund LP.
[18]

The performance data contained herein reflects returns for a “new issue eligible,” single investor class as of the close of business on the last day of the relevant period. Net returns reflect performance data after taking into account management fees borne by the Fund and incentive allocations.

[19]

The Fortress Convex Asia Funds were launched on May 1, 2012. Accordingly, the three months ended June 30, 2012 returns represent the two month period from May 1, 2012 to June 30, 2012 and the full year 2012 returns represent the eight month period from May 1, 2012 to December 31, 2012.

[20]

The returns for the Fortress Partners Funds include gains and losses from Special Investments. Investors’ specific performance may vary dependent upon their ownership in one or more Special Investments

Fortress Investment Group LLC

Exhibit 2-f

Assets Under Management and Fund Management DE

(dollars in millions)

	Three Months Ended				Full Year 2012	Three Months Ended March 31, 2013
	March 31, 2012	June 30, 2012	September 30, 2012	December 31, 2012
Logan Circle

Assets Under Management
AUM—Ending Balance	$16,084	$18,112	$20,626	$20,685	$20,685	$21,937

Net Client Flows	$2,256	$1,699	$1,980	$(225)	$5,710	$1,153

Segment Revenues
Management fees	$6	$6	$7	$8	$27	$8
Incentive income	—	—	—	—	—	—

Total	6	6	7	8	27	8

Segment Expenses
Operating expenses	(9)	(8)	(9)	(11)	(37)	(9)
Profit sharing compensation expenses	—	—	—	—	—	—

Total	(9)	(8)	(9)	(11)	(37)	(9)

Fund Management DE	$(3)	$(2)	$(2)	$(3)	$(10)	$(1)

Fortress Investment Group LLC

Exhibit 3

Reconciliation of GAAP Net Income (Loss) to Pre-tax Distributable Earnings and Fund Management DE,

Reconciliation of GAAP Revenues to Segment Revenues and Reconciliation of GAAP Expenses to Segment Expenses

(dollars in millions)

	Three Months Ended				Full Year 2012	Three Months Ended March 31, 2013
	March 31, 2012	June 30, 2012	September 30, 2012	December 31, 2012
GAAP Net Income (Loss)	$(24)	$14	$7	$222	$219	$67

Principals’ and Others’ Interests in Income (Losses) of Consolidated Subsidiaries	(6)	(9)	(6)	(120)	(141)	(53)

GAAP Net Income (Loss) Attributable to Class A Shareholders	$(30)	$5	$1	$102	$78	$14

Private Equity incentive income	3	(7)	14	(12)	(2)	22
Hedge Fund incentive income	36	26	46	(108)	—	59
Reserve for clawback	4	2	—	2	8	2
Distributions of earnings from equity method investees	2	—	2	2	6	4
Losses (earnings) from equity method investees	(31)	(21)	(48)	(42)	(142)	(35)
Losses (gains) on options	(4)	—	6	(8)	(6)	(29)
Losses (gains) on other Investments	(20)	(7)	(4)	(10)	(41)	(11)
Impairment of investments	—	—	(1)	—	(1)	—
Adjust income from the receipt of options	—	(13)	(9)	—	(22)	(26)
Amortization of intangible assets and impairment of goodwill	—	—	—	—	—	—
Employee, Principal and director compensation	58	55	49	57	219	15
Adjust non-controlling interests related to Fortress Operating Group units	4	7	4	118	133	51
Tax receivable agreement liability reduction	7	—	—	2	9	8
Taxes	28	3	4	4	39	26

Pre-tax Distributable Earnings	$57	$50	$64	$107	$278	$100

Investment Loss (income)	(5)	(1)	(4)	(6)	(16)	(5)
Interest Expense	4	4	3	4	15	2

Fund Management DE	$56	$53	$63	$105	$277	$97

GAAP Revenues	$172	$199	$181	$418	$970	$244

Adjust management fees	—	—	—	—	—	—
Adjust incentive income	43	21	60	(119)	5	83
Adjust income from the receipt of options	—	(13)	(9)	—	(22)	(26)
Other revenues	(45)	(46)	(51)	(54)	(196)	(53)

Segment Revenues	$170	$161	$181	$245	$757	$248

GAAP Expenses	$221	$212	$221	$254	$908	$221

Adjust interest expense	(4)	(4)	(3)	(5)	(16)	(2)
Adjust employee, Principal and director compensation	(58)	(55)	(49)	(57)	(219)	(15)
Adjust amortization of intangible assets and impairment of goodwill	—	—	—	—	—	—
Adjust expense reimbursements from affiliates	(44)	(45)	(49)	(50)	(188)	(51)
Adjust Principal Performance Payments	(4)	(3)	(5)	(14)	(26)	(10)
Other	(1)	—	(2)	4	1	—

Segment Expenses	$110	$105	$113	$132	$460	$143

‘‘Distributable earnings’’ is Fortress’s supplemental measure of operating performance. It reflects the value created which management considers available for distribution during any period. As compared to generally accepted accounting principles (‘‘GAAP’’) net income, distributable earnings excludes the effects of unrealized gains (or losses) on illiquid investments, reflects contingent revenue which has been received as income to the extent it is not expected to be reversed, and disregards expenses which do not require an outlay of assets, whether currently or on an accrued basis. Distributable earnings is reflected on an unconsolidated and pre-tax basis, and, therefore, the interests in consolidated subsidiaries related to Fortress Operating Group units (held by the principals) and income tax expense are added back in its calculation. Distributable earnings is not a measure of cash generated by operations which is available for distribution nor should it be considered in isolation or as an alternative to cash flow or net income and it is not necessarily indicative of liquidity or cash available to fund the Company’s operations. For a complete discussion of distributable earnings and its reconciliation to GAAP, as well as an explanation of the calculation of distributable earnings impairment, see note 10 to the financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013.

Fortress’s management uses distributable earnings:

•	in its determination of periodic distributions to equity holders;

•	in making operating decisions and assessing the performance of each of the Company’s core businesses;

•	for planning purposes, including the preparation of annual operating budgets; and

•	as a valuation measure in strategic analyses in connection with the performance of its funds and the performance of its employees.

Growing distributable earnings is a key component to the Company’s business strategy and distributable earnings is the supplemental measure used by management to evaluate the economic profitability of each of the Company’s businesses and total operations. Therefore, Fortress believes that it provides useful information to investors in evaluating its operating performance. Fortress’s definition of distributable earnings is not based on any definition contained in its amended and restated operating agreement.

“Fund Management DE” is equal to pre-tax distributable earnings excluding our direct investment-related results. It is comprised of “Segment Revenues” net of “Segment Expenses” and “Principal Performance Payments.” Fund management DE and its components are used by the Company to analyze and measure the performance of our management business on a stand-alone basis. We define our segment operating margin to be equal to fund management DE divided by segment revenues. We believe that it is useful to provide investors with the opportunity to review our management business using the same metrics. Fund management DE and its components are subject to the same limitations as pre-tax distributable earnings, as described above.

Fortress Investment Group LLC

Exhibit 4

Reconciliation of Weighted Average Class A Shares Outstanding (Used for Basic EPS) to Weighted Average Dividend Paying Shares and Units Outstanding (Used for DEPS)

	Three Months Ended March 31,
	2013	2012
Weighted Average Class A Shares Outstanding (Used for Basic EPS)	227,287,102	200,009,820

Weighted average fully vested restricted Class A share units with dividend equivalent rights	(6,961,664)	(8,227,416)
Weighted average fully vested restricted Class A shares	(875,609)	(602,720)

Weighted Average Class A Shares Outstanding	219,449,829	191,179,684

Weighted average restricted Class A shares[21]	875,609	632,660
Weighted average fully vested restricted Class A share units which are entitled to dividend equivalent payments	6,961,664	8,227,416
Weighted average nonvested restricted Class A share units which are entitled to dividend equivalent payments	3,540,069	7,138,026
Weighted average Fortress Operating Group units	249,534,372	305,800,889
Weighted average Fortress Operating Group RPUs[22]	9,874,075	20,326,008

Weighted Average Class A Shares Outstanding (Used for DEPS)	490,235,618	533,304,683

Weighted average vested and nonvested restricted Class A share units which are not entitled to dividend equivalent payments	15,747,337	20,051,308

Weighted Average Fully Diluted Shares and Units Outstanding (Used for Diluted DEPS)	505,982,955	553,355,991

“Dividend Paying Shares and Units” represents the number of shares and units outstanding at the end of the period which were entitled to receive dividends or related distributions. It is useful in computing the aggregate amount of cash required to make a current per share distribution of a given amount per share. It excludes certain potentially dilutive equity instruments, primarily non-dividend paying restricted Class A share units, and, therefore, is limited in its usefulness in computing per share amounts. Accordingly, Dividend Paying Shares and Units should be considered only as a supplement to GAAP basic and diluted shares outstanding. The Company’s calculation of Dividend Paying Shares and Units may be different from the calculation used by other companies and, therefore, comparability may be limited.

[21]	Includes both fully vested and nonvested restricted Class A shares.
[22]	Includes both fully vested and nonvested Fortress Operating Group RPUs.

Fortress Investment Group LLC

Exhibit 5

Reconciliation of GAAP Book Value Per Share to Net Cash and Investments Per Share

(dollars and shares in thousands)

	As of March 31, 2013		As of December 31, 2012
	GAAP Book Value	Net Cash and Investments	GAAP Book Value	Net Cash and Investments
Cash and Cash equivalents	$245,957	$245,957	$104,242	$104,242
Investments	1,314,271	1,314,271	1,249,761	1,249,761
Due from Affilitates	144,122	—	280,557	—
Deferred Tax Asset	386,788	—	402,135	—
Other Assets	119,651	—	124,798	—

Assets	2,210,789	1,560,228	2,161,493	1,354,003

Debt Obligations Payable	$109,453	$109,453	$149,453	$149,453
Accrued Compensation and Benefits	134,858	—	146,911	—
Due to Affiliates	319,574	—	357,407	—
Deferred Incentive Income	251,827	—	231,846	—
Other Liabilities	100,023	—	59,226	—

Liabilities	915,735	109,453	944,843	149,453

Net	$1,295,054	$1,450,775	$1,216,650	$1,204,550

	GAAP Basic Shares	Dividend Paying Shares and Units	GAAP Basic Shares	Dividend Paying Shares and Units
Class A Shares	235,805	235,805	217,458	217,458
Restricted Class A Shares	876	876	828	828
Fortress Operating Group Units	249,535	249,535	249,535	249,535
Fully Vested Class A Shares—Dividend Paying	—	561	—	556
Nonvested Class A Shares—Dividend Paying	—	4,905	—	6,434
Fortress Operating Group RPUs	—	—	—	10,333

Shares Outstanding	486,216	491,682	467,821	485,144

Per Share	$2.66	$2.95	$2.60	$2.48

Fortress believes that Net Cash and Investments is a useful supplemental measure because it provides investors with information regarding Fortress’s net investment assets. Net Cash and Investments excludes certain assets (due from affiliates, deferred tax asset, other assets) and liabilities (due to affiliates, accrued compensation and benefits, deferred incentive income and other liabilities), its utility as a measure of financial position is limited. Accordingly, Net Cash and Investments should be considered only as a supplement to GAAP Book Value as a measure of the Company’s financial position. The Company’s calculation of Net Cash and Investments may be different from the calculation used by other companies and, therefore, comparability may be limited.